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                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                          --------------------------



                                   FORM 8-K



                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                        DATE OF REPORT: MARCH 25, 2003



                             CENTURY BANCORP, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


        MASSACHUSETTS                     ______
(STATE OR OTHER JURISDICTION OF     (COMMISSION FILE NO.)       04-2498617
        INCORPORATION)                    0-15752             (IRS EMPLOYER
                                                            IDENTIFICATION NO.)

      400 MYSTIC AVENUE                                          02155
         MEDFORD, MA                                           (ZIP CODE)
(ADDRESS OF PRINCIPAL EXECUTIVE
           OFFICES)
                                        (781) 391-4000
                                    (REGISTRANT'S TELEPHONE
                                  NUMBER, INCLUDING AREA CODE)


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


Item 5.   Other Events.
          ------------

     On March 21, 2003, Century Bancorp, Inc. (the "Company") announced that its principal subsidiary, Century Bank and Trust Company (the "Bank"), had completed its acquisition of Capital Crossing Bank's branch office at 1220 Boylston Street, Chestnut Hill, Massachusetts, and substantially all of its retail deposits in its main office at 101 Summer Street, Boston, Massachusetts. The purchase was completed pursuant to the terms of a Purchase and Assumption Agreement entered into by the Bank and Capital Crossing Bank on October 28, 2002.

     A copy of the Company's press release is included herewith as Exhibit 1 and incorporated herein by reference.

Item 7.   Financial Statements, Pro forma Financial Information and Exhibits.
          ------------------------------------------------------------------

     (A)(B) Not Applicable

     (C) Exhibits

     1. Century Bancorp, Inc. press release dated March 21, 2003, related to the acquisition by Century Bank and Trust Company of certain branch assets of Capital Crossing Bank.

                                  SIGNATURES

     Pursuant to the requirement of the Securities and Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       CENTURY BANCORP, INC.

                                       /s/ Paul V. Cusick, Jr.

                                       Paul V. Cusick, Jr.
                                       Chief Financial Officer

Dated:   March 25, 2003

                                                                      Exhibit 1


FOR IMMEDIATE RELEASE


     FOR IMMEDIATE RELEASE
     Contact: Paul V. Cusick, Jr.
     Phone:   (781) 393-4601
     Fax:     (781) 393-4071


              CENTURY BANK COMPLETES ACQUISITION OF BRANCH ASSETS
                           FROM CAPITAL CROSSING BANK

     MEDFORD, MA, MARCH 21, 2003--- Century Bank and Trust Company ("Century"), a wholly-owned subsidiary of Century Bancorp, Inc. (NASDAQ: CNBKA), and Capital Crossing Bank (NASDAQ: CAPX) ("Capital Crossing") today announced that they had completed the acquisition by Century of Capital Crossing's branch office at 1220 Boylston Street, Chestnut Hill, Massachusetts, and substantially all of the retail deposits at Capital Crossing's main office at 101 Summer Street, Boston, Massachusetts. Century is closing the Chestnut Hill branch and transferring all customers of the branch to its nearby branch office at 1184 Boylston Street, Brookline, Massachusetts. In addition, Century is transferring all of the retail deposits from Capital Crossing's Summer Street branch to its branch at 24 Federal Street, Boston, Massachusetts. The acquisition includes approximately $200.0 million in deposits.

     Marshall M. Sloane, Chairman and Chief Executive Officer of Century said:
     "Century is excited about this opportunity to offer its products and services to this new group of customers. The acquisition of the deposits from Capital Crossing including all transaction accounts and most of its retail certificates of deposit will enhance Century's market penetration within communities we already serve."

     Statements in this news release that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are only estimates of future events or financial performance that involve risks and uncertainties and actual events or results may differ materially. Forward-looking statements are affected by factors described in Capital Crossing's and Century's periodic filings with the Federal Deposit Insurance Corporation (the "FDIC") and the Securities and Exchange Commission. Neither Capital Crossing nor Century undertakes any obligation to publicly update any forward-looking statement.

     Century Bank and Trust Company, a wholly-owned subsidiary of Century Bancorp, Inc. is a state chartered full service FDIC-insured commercial bank headquartered in Somerville, Massachusetts. Century, with $1.6 billion in assets at December 31, 2002, offers a full range of Business, Personal, Cash Management, Municipal and Investment products through its nineteen branches in the greater Boston area and through its web site at .

     Capital Crossing Bank is a Massachusetts-chartered, FDIC-insured trust company with $933.1 million in assets as of December 31, 2002. Capital Crossing operates as a commercial bank, providing financial products and services to customers through its executive and main offices in Boston, a branch in Chestnut Hill, Massachusetts, its website at , and through its leasing subsidiary Dolphin Capital Corp., located in Moberly, Missouri. Capital Crossing specializes in purchasing loans, primarily secured by commercial and multi-family residential real estate, at a discount to their outstanding principal balances.

     CENTURY BANK CONTACT:             CAPITAL CROSSING BANK

     CONTACT:

     Paul V. Cusick, Jr.               Nicholas W. Lazares
     Century Bank & Trust Company      Chairman and Co-Chief Executive Officer
     Phone: 781-393-4601               Capital Crossing Bank
     Fax: 781-393-4071                 Phone: 617-880-1000

                                       Richard Wayne
                                       President and Co-Chief Executive Officer
                                       Capital Crossing Bank
                                       Phone: 617-880-1000